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                                                                   EXHIBIT 10.35



CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 240.24B-2. "*" INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION.

June 11, 1998


J. Gordon Foulkes
1220 Rancho Encinitas Drive
Encinitas, California  92024



Dear Gordon:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding the termination of your employment with Aurora Biosciences Corporation (the "Company"). This Agreement shall become effective upon the "Effective Date," as that term is defined in paragraph 16 below. You and the Company hereby agree as follows:

1. The Company accepts your resignation as Chief Technical Officer of the Company and as a member of the Company's Board of Directors, effective as of June 11, 1998 (the "Separation Date").

2. The Company agrees that it will pay you all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. You are entitled to this payment regardless of whether or not you sign this Agreement.

3. In exchange for the promises and covenants set forth herein, and in consideration thereof, the Company will ***.

4. For valuable consideration received by you and identified herein, you agree to provide, commencing as of the Effective Date, such occasional consulting services as may be reasonably requested by the Company upon reasonable notice and at such times as are mutually convenient for you and the Company. Such consulting services ***. You understand that you shall be responsible for the payment of any and all applicable state and federal taxes ***. Your services as a consultant to the Company may be terminated at any time, and for any reason
(i) by the Company upon three (3) month's written notice to you or (ii) by you upon one (1) month's written notice to the Company. You acknowledge and agree that in no event shall the provisions of this paragraph 4 be construed as allowing or causing the continued vesting of shares of Common Stock under any stock option held by you or under the Restricted Stock Purchase Agreement dated September 3, 1996 between the Company and you. The Company agrees that neither the termination of the aforesaid consulting arrangement nor any act or omission relating

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thereto shall affect your right to any compensation or benefit under any paragraph of this Agreement other than this paragraph 4.

5. To assist you in your employment transition, the Company will ***.

6. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits. If you elect such COBRA coverage, the Company will pay the costs thereof for the shorter of eighteen (18) months from the Separation Date or until you become eligible for group coverage with another employer, after which such coverage will be at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will be provided with a separate notice of your COBRA rights.

7. Pursuant to Section 3 of the Restricted Stock Purchase Agreement dated September 3, 1996 between the Company and you, the Company will exercise its option to repurchase from you *** shares of Common Stock of the Company (representing your unvested shares as of July 11, 1998). In connection with this repurchase, the Company will deliver to you separately in due course the following: (i) Copy of canceled stock certificate number ***, representing the *** shares of the Company's Common Stock remaining from the shares you purchased on September 3, 1996; (ii) a copy of an executed Assignment Separate from Certificate dated June 11, 1998, transferring the unvested shares to the Company (the "Assignment"); and (iii) a check payable to you in the amount of ***, representing payment for the unvested shares repurchased by the Company. A certificate representing the balance of your shares not repurchased hereunder will be delivered to you directly from the Company's Transfer Agent as soon as practicable hereafter.

8. The terms and conditions of your Incentive Stock Option dated February 18, 1997 covering 32,000 shares (on a post-split basis) with an exercise price of $1.50 per share (on a post-split basis) will remain unchanged. As of June 11, 1998, a total of 10,000 shares are vested pursuant to such Option. Please note that, should you choose to exercise such Option to purchase vested shares, you must do so within three months of the Separation Date, after which such Option will terminate.

9. You hereby acknowledge and agree that except as expressly provided herein, you will not receive (nor are you entitled to) any additional compensation, severance, benefits, shares of stock or stock options, notwithstanding any prior agreement to the contrary, after the Separation Date.

10. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. You further agree that you will not be entitled to reimbursement of expenses incurred after the Separation Date unless such expenses are approved in writing by an officer of the Company.


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11. Upon the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, Company files, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

12. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement not to use or disclose any confidential of proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit A.

13. You acknowledge your obligations under that certain Loan Agreement dated as of November 7, 1996 between the Company and you (the "Loan Agreement") and agree that, pursuant to the Loan Agreement, you will repay the outstanding principal amount of the Loan (as defined in the Loan Agreement) no later than the earlier to occur of (i) the sale or other transfer of any interest in the Property (as defined in the Loan Agreement) or (ii) June 11, 1999. A copy of the Loan Agreement is attached hereto as Exhibit B. Notwithstanding the foregoing or any contrary provision of the Loan Agreement, if your obligations under the Loan Agreement do not become payable in accordance with the foregoing clause (i), upon written notice to the Company you may elect to extend the repayment date for such obligations until June 11, 2000 with interest payable monthly during the period from June 11, 1999 through June 11, 2000 at an annual rate of ***.

14. You and the Company agree that neither party will at any time disparage the other party, or the other party's officers, directors, employees, stockholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

15. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in confidence, to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

16. In exchange for the promises and covenants set forth herein, you hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors,


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agents, servants, employees, attorneys, stockholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, your termination of that employment and the Company's performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided that the foregoing shall not release the Company from its obligations under this Agreement. In addition, the foregoing is not intended to and shall not diminish any indemnification or similar rights that you may have pursuant to the Company's Certificate of Incorporation or Bylaws or any coverage that may be applicable to you under the Company's directors and officers insurance policies.

You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you were already entitled. You hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release;
(b) you have the right to consult with an attorney prior to executing this release (although you may voluntarily choose not to do so); (c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you (the "Effective Date").

           ***

17. *** warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. You further represent and warrant that you are fully entitled and duly authorized to give your complete and final general release and discharge of the Company. In giving the releases set forth in paragraph 16, which include claims which may be unknown to the parties at present, *** you



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hereby acknowledge that each has read and understands Section 1542 of the
Civil Code of the State of California, which reads as follows:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

*** you hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

18. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

19. This Agreement, including Exhibit A and B attached hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof, and supersedes all prior agreements and/or understandings regarding the same, including without limitation that certain letter agreement between the Company and you dated August 6, 1996 and signed by you on August 14, 1996. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

20. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

21. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

22. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.



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Please confirm your assent to the foregoing terms and conditions of our
Agreement by signing and returning a copy of this letter to me on or before July 2, 1998.

Sincerely,

AURORA BIOSCIENCES CORPORATION



By: /s/ TIMOTHY J. RINK
   ----------------------------------------
           Timothy J. Rink
           Chairman of the Board, President
           and Chief Executive Officer



HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS AS STATED ABOVE.

Dated: June 11, 1998                              /s/ J. GORDON FOULKES
                                                 -------------------------------
                                                      J. Gordon Foulkes






                       * CONFIDENTIAL TREATMENT REQUESTED